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                                                                     EXHIBIT 5.1

April 19, 2000



The Boeing Company
7755 East Marginal Way South
Seattle, Washington  98108

RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

As Assistant General Counsel of The Boeing Company (the "Company"), I have acted as counsel in connection with the Registration Statement on Form S-8 which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 20,909,000 shares of common stock, $5.00 par value, of the Company (the "Shares"). The Shares may be issued pursuant to the following plans (together, the "Plans"):


        1992 Stock Option Plan for Non-Employee Directors                                  300,000 shares

        The Boeing Company Voluntary Investment Plan                                    20,000,000 shares

        BAO Deferred Compensation Voluntary Savings Plan                                    29,000 shares

        BAO Retirement and Savings Plan                                                     53,000 shares

        Voluntary Savings Plan for BAO Aircraft and Trainer Operations Employees            44,000 shares

        Voluntary Savings Plan for BAO Florida I. A. M. Employees                           16,000 shares

        Boeing - Irving Voluntary Savings Plan                                             255,000 shares

        Boeing - Corinth Voluntary Savings Plan                                            156,000 shares

        Boeing - Oak Ridge, Inc. Voluntary Savings Plan                                     56,000 shares


I have examined the Registration Statement and a copy of the Restated Certificate of Incorporation of the Company and any amendments thereto to date, a copy of the By-Laws of the Company as amended to date, and such resolutions of the Board of Directors of the Company and other documentation as I have deemed necessary for the purpose of this opinion.

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Based upon and subject to the foregoing, I am of the opinion that the Shares that may be issued by the Company pursuant to the Plans as original issuance shares, upon the due execution by the Company and registration by its registrar of the Shares and the issuance thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,


                 /s/ James C. Johnson
 ------------------------------------------------------
                   James C. Johnson
          Vice President, Corporate Secretary
             and Assistant General Counsel